Exhibit 10.15

AMENDED AND RESTATED OPTION AGREEMENT

THIS AMENDED AND RESTATED OPTION AGREEMENT (this “Agreement”), dated as of September 18, 2010 (the “Effective Date”), between and among (i) Mr. Shiyong Fan, an individual citizen of New Zealand (the “Grantor”); and (ii) Mr. Honghai Zhang, an individual citizen of the People’s Republic of China (the “Optionee”) (each of the foregoing, a “Party” and together, the “Parties”) with respect to shares of Wise Winning Limited , a company organized under the laws of the British Virgin Islands (“Wise Winning”). Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.	The Grantor is the sole shareholder of Wise Winning.

B.	Wise Winning is the sole shareholder of China Niceview Power Technology Limited, a company organized under the laws of British Virgin Islands (“China Niceview”).

C.	China Niceview is the sole equity holder of Hong Kong Niceview Power Technology Co., Limited, a company organized and existing under the laws of Hong Kong (“HK Niceview”).

D.

HK Niceview is the sole equity holder of Kaifeng Nice View Power Technology Co., Ltd., a wholly foreign-owned enterprise organized and existing under the laws of the People’s Republic of China (“WFOE”), which is the sole equity holder of one or more operating companies in the People’s Republic of China.

E.

On June 1, 2010, Wise Winning and China Niceview entered into a share exchange agreement (the “Exchange Agreement”) with a United States-domiciled public reporting shell company Lincoln Floorplanning Co. Inc. (the “Shell Company”) whose securities are quoted on the over-the-counter bulletin board. Upon consummation of the transactions contemplated by the Exchange Agreement (the “Exchange Transaction”), the Shell Company acquired 100% of the issued and outstanding capital stock of China Niceview, and, indirectly, sole ownership of WFOE, in exchange for the issuance of shares of the common stock of the Shell Company to Wise Winning (the “Exchange Shares”) representing 92% of the issued and outstanding shares of the Shell Company.

F.

The Grantor grant to the Optionee entered into an option agreement dated as of May [*], 2010 (the “Original Option Agreement”), pursuant to which the Grantor granted to the Optionee an option to acquire 100% of the issued and outstanding shares of Wise Winning, at an exercise price of US$10,000.

G.

The Parties desire to amend and restate the Original Agreement to increase the option exercise price to reflect Wise Winning’s increased net assets following its acquisition of the Henan Kaifeng Desheng Boiler Co., Ltd. and Henan Desheng Boiler Installation Co., Ltd..

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE I

OPTION RIGHT

SECTION 1.1. Option Right. Grantor hereby grants to the Optionee the right and option (the “Option Right”), during the Option Period (as defined below), to purchase from the Grantor, and upon the exercise of such right and option the Grantor will have the obligation to sell to the Optionee, Fifty Thousand (50,000) shares of the capital stock of Wise Winning held by Grantor (the “Option Shares”), representing one hundred percent (100)% of the issued and outstanding capital stock of Wise Winning, in accordance with the provisions of this Agreement.

SECTION 1.2. Option Period. The Option Right will be effective during the period (the “Option Period”) commencing on the date which is six months after the date on which a resale registration statement for the Shell Company’s shares issued to the investors in the first equity financing conducted after the closing of the Exchange Transaction is declared effective by the United States Securities and Exchange Commission (the “Registration Statement Effective Date”), but before the fifth anniversary of the Registration Statement Effective Date (such date or the earlier expiration of the Option Right is referred to herein as the “Expiration Date”).

SECTION 1.3. Exercise Process. In order to exercise its Option Right during the Option Period, the Optionee must deliver to the Grantor a written notice of such exercise substantially in the form attached hereto as Exhibit B (the “Exercise Notice”) to the address or facsimile number set forth therein. Provided the Exercise Notice is delivered in accordance with Section SECTION 5.2. to the Grantor on or prior to 6:30 p.m. (Hong Kong time) on a Business Day, the date of exercise (the “Exercise Date”) of the Option Right will be the date of such delivery of such Exercise Notice. In the event the Exercise Notice is delivered after 6:30 p.m. (Hong Kong time) on any day or on a date which is not a Business Day, the Exercise Date will be deemed to be the first Business Day after the date of such delivery of such Exercise Notice. The delivery of an Exercise Notice in accordance herewith will constitute a binding obligation (a) on the part of the Optionee to purchase and (b) on the part of the Grantor to sell, the Option Shares which are the subject of such Exercise Notice in accordance with the terms of this Agreement.

SECTION 1.4. Option Price.

(a)	The aggregate price (the “Option Price”) for all of the Option Shares will be equal to Thirty-Five Million Three Hundred and Forty-One Thousand Six Hundred Chinese Yuan (RMB 35,341,600).

(b)	The payment of any Option Price will be in accordance with written instructions delivered by the Grantor to the Optionee within five (5) days of delivery of the Exercise Notice.

SECTION 1.5. Delivery of the Shares. Upon the receipt of an Exercise Notice and the payment of the Option Price, the Grantor will deliver, or take all steps necessary to cause to be delivered, the Option Shares being purchased pursuant to such Exercise Notice.

ARTICLE II

ENCUMBRANCES; TRANSFERS, SET-OFF

SECTION 2.1. Encumbrances. Upon exercise of the Option Right, the Option Shares being purchased will be sold, transferred and delivered to the Optionee free and clear of any claim, pledge, charge, lien, preemptive rights, restrictions on transfers (except as required by securities laws of the United States), proxies, voting agreements and/or any other Encumbrance.

SECTION 2.2. Lock-up; Transfers. Prior to the Expiration Date, the Grantor will not transfer to any other Person and will continue to own, free and clear of any Encumbrance, the Option Shares.

SECTION 2.3. Legend. The Grantor will cause a notification to be made in the share register of Wise Winning, and on any certificates evidencing the Option Shares, language in substantially the form as follows:

“THE SHARES REGISTERED IN THE NAME OF [ • ] OR REPRESENTED BY THIS CERTIFICATE, AS THE CASE MAY BE, ARE SUBJECT TO AN OPTION RIGHT WHICH PROHIBITS THEIR TRANSFER TO ANY PERSON OTHER THAN THE HOLDER OF THAT RIGHT PRIOR TO THE EXERCISE OF THE RIGHT OR ITS EXPIRATION. ANY PERSON ACCEPTING ANY INTEREST IN THE SHARES WILL BE DEEMED TO AGREE TO AND WILL BECOME BOUND BY ALL THE PROVISIONS OF THE OPTION AGREEMENT IN WHICH THAT OPTION RIGHT IS SET FORTH, AND THE SHARES WILL REMAIN SUBJECT TO THE OPTION RIGHT AS PROVIDED THEREIN. A COPY OF THE OPTION AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

SECTION 2.4. Set-off. The Optionee will be absolutely entitled to receive all the Option Shares to which it is entitled pursuant to the exercise of an Option Right, and for the purposes of this Agreement, the Grantor hereby waives, as against the Optionee, all rights of set-off or counterclaim that would or might otherwise be available to the Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Optionee, that:

(a)

Due Authorization. This Agreement, and all agreements and documents executed and delivered pursuant to this Agreement, constitute valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with their terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b)

No Conflicts. Neither the execution or delivery of this Agreement by the Grantor nor the fulfillment or compliance by the Grantor with or of any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or any judgment, decree or order to which the Grantor is subject or by which the Grantor is bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person or Governmental Body which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Grantor or compliance with the provisions hereof by the Grantor does not, and will not, violate any provision of any Law to which the Grantor is subject or by which it is bound.

(c)

No Actions. There are no lawsuits, actions or, to the best knowledge of the Grantor, investigations, claims or demands or other proceedings pending or, to the best knowledge of the Grantor, threatened against the Grantor that, if resolved in a manner adverse to the Grantor, would adversely affect the right or ability of the Grantor to carry out its obligations set forth in this Agreement.

(d)

Title. The Grantor owns the Option Shares free and clear of any Encumbrance whatsoever, except as contemplated by this Agreement. The Grantor has not entered into nor is a party to any agreement that would cause the Grantor to not own the Option Shares free and clear of any Encumbrance, except as contemplated by this Agreement.

(e)

Assets. As of the Exercise Date, the Exchange Shares held by Wise Winning will represent at least 65% of the issued and outstanding shares of the Shell Company, it being acknowledged by the Parties that Wise Winning may transfer, prior to the Exercise Date, shares representing up to 27% of the issued and outstanding shares of the Public Company, to one or more third parties approved in advance in writing by the Optionee.

SECTION 3.2. Representations and Warranties of the Optionee. The Optionee represents and warrants to the Grantor that:

(a)

Due Authorization. This Agreement, and all agreements and documents executed and delivered pursuant to this Agreement, constitute valid and binding obligations of the Optionee, enforceable against the Optionee in accordance with their terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b)

No Conflicts. Neither the execution or delivery of this Agreement by the Optionee nor the fulfillment or compliance by the Optionee with or of any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or any judgment, decree or order to which the Optionee is subject or by which the Optionee is bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person or Governmental Body which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Optionee or compliance with the provisions hereof by the Optionee does not, and will not, violate any provision of any Law to which the Optionee is subject or by which it is bound.

(c)

No Actions. There are no lawsuits, actions or, to the best knowledge of the Optionee, investigations, claims or demands or other proceedings pending or, to the best knowledge of the Optionee, threatened against the Optionee that, if resolved in a manner adverse to the Optionee, would adversely affect the right or ability of the Optionee to carry out its obligations set forth in this Agreement.

NEGATIVE COVENANTS

SECTION 3.3. Covenants of the Grantor. The Grantor agrees that, prior to the termination of this Agreement, it will not transfer, sell, or assign to any other Person, or otherwise dispose of, pledge, encumber, or suffer any Encumbrance upon, any shares of capital stock of Wise Winning which Grantor owns, including the Option Shares. The Grantor further agrees that, prior to the termination of this Agreement, it will not, without the prior written approval of the Optionee, vote (in person, by proxy or by action by written consent, as applicable) any of the Option Shares in favor of, or to adopt or approve any of the following actions with regard to Wise Winning or any direct or indirect subsidiary or affiliate of Wise Winning (referred to individually and collectively as the “Company”):

(a)	Any increase of the number of authorized shares of capital stock of the Company;

(b)

Any transfer, sale, assignment, or other disposition of, or pledge or encumbrance of, any of the Company’s material assets (including, without limitation, the Exchange Shares and any shares of any other subsidiary or non-majority owned affiliated companies) except as contemplated by Section SECTION 3.1. (e);

(c)	Any Change of Control with regard to the Company. “Change of Control” means the first to occur of any of the following events:

(i)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of the common or ordinary stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this definition;

(ii)

A change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the date of this Agreement, constitute such board of directors (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition any individual who becomes a member of the Board subsequent to the date of this Agreement, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; and provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; or

	(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction following which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporationwhich as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions, as their ownership immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Company Securities, as the case may be, (B) no Person (other than the Company, or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the Board action providing for such Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

	(iv)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

(d)	Any sale or other issuance of any equity interest, shares of capital or other securities of the Company or any of its subsidiaries;

(e)

Any declaration, accrual, set aside or payment of any dividend or other distribution in respect of any equity interest or any shares of capital stock or other securities of the Company or any repurchase or redemption of any equity interest or any shares of capital stock or other securities of the Company; or

(f)	Any agreement, commitment or offers of the Company or any of its subsidiaries, whether or not in writing, to take of the actions prohibited by clauses (a) through (e);

provided however, that neither the consummation of the transactions contemplated by this Agreement, the Exchange Transaction, nor any of the other transactions contemplated hereby will be deemed to be a “Change of Control” or otherwise prohibited by the covenants contained in this Section SECTION 3.3. .

SECTION 3.4. The Grantor will cause Wise Winning and each of its subsidiaries to preserve intact the business and management organization of Wise Winning and all of its subsidiaries.

ARTICLE IV

EVENTS OF DEFAULT AND TERMINATION

SECTION 4.1. Events of Default. The occurrence at any time with respect to a Party (the “Defaulting Party”) of any of the following events will constitute an event of default (an “Event of Default”) with respect to such Party:

(a)

Failure to Pay or Deliver. The failure by a Party to make, when due, any payment under this Agreement or deliver the Option Shares in accordance with this Agreement, if such failure is not remedied on or before the third (3rd ) Business Day after notice of such failure is given to the Defaulting Party.

(b)

Breach of Agreement. The failure by a Party to comply with or perform any agreement, covenant or obligation (other than a failure described in Section SECTION 4.1. (a), which will be governed by Section SECTION 4.1. (a)) to be complied with or performed by such Party in accordance with this Agreement if such failure is not remedied on or before the tenth (10th ) Business Day after notice of such failure is given to the Defaulting Party.

(c)

Bankruptcy. A Party (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any relief under any Bankruptcy Law, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or rescinded, in each case within thirty (30) days thereafter; (8) causes or is subject to any event with respect to it that, under applicable Law, has an analogous effect to any of the events described in clauses (1) through (7); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

SECTION 4.2. Termination.

(a)

If at any time an Event of Default with respect to a Party has occurred and is continuing, the other Party may terminate this Agreement and deem the Expiration Date to have occurred by giving written notice to the Defaulting Party specifying the relevant Event of Default.

(b)

Unless otherwise terminated pursuant to Section SECTION 4.2. (a), this Agreement will terminate on the earlier of the Expiration Date and the date on which one hundred percent (100%) of the Option Shares have been transferred and conveyed to the Optionee hereunder.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Further Assurances. Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

SECTION 5.2. Notices. Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to the	No. 57, Building 2, Yard 18, Xishilipu South
Road, Zhongyuan District, Zhengzhou City,
Grantor:	Henan Province, China

If to the	Henan Kaifeng Desheng Boiler Co., Ltd,
Huayuan Road #12, Kaifeng City, Henan
Optionee:	Province, China.

SECTION 5.3. Time of The Essence. Time is of the essence of this Agreement.

SECTION 5.4. Headings, Gender and Usage. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (a) the words “include” and “including” will be taken to include the words, “without limitation;” and (b) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

SECTION 5.5. Governing Law and Language. This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong (without giving effect to principles relating to conflict of laws). This Agreement is written in English and the English language will govern any interpretation of this Agreement.

SECTION 5.6. Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefore will be in Hong Kong, which will be deemed to be a convenient forum. Each of the Parties hereby expressly and irrevocably consents and submits to the jurisdiction of the courts in Hong Kong.

SECTION 5.7. Interpretation. Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party may not be applied in connection with the construction or interpretation of this Agreement.

SECTION 5.8. Successors and Assigns. Each of the Parties will not assign this Agreement or any rights or obligations hereunder without the prior written consent of each other Party. This Agreement is binding upon, inures to the benefit of and is enforceable by Optionee, Grantor and their respective successors and assigns.

SECTION 5.9. Waiver.

(a)

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

SECTION 5.10. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter thereof. Any term of this Agreement may be amended only with the written consent of each Party.

SECTION 5.11. Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

SECTION 5.12. Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

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IN WITNESS WHEREOF, the Parties have caused this Option Agreement to be executed and delivered as of the date first set forth above.

“GRANTOR”	“OPTIONEE”
SHIYONG FAN	HONGHAI ZHANG

/s/ Shiyong Fan	/s/ Honghai Zhang
Name: Shiyong Fan	Name: Honghai Zhang

Attachments:

Exhibit A	Certain Definitions
Exhibit B Form of Option Exercise Notice

EXHIBIT A
CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Bankruptcy Law” means any Law of any jurisdiction relating to bankruptcy, insolvency, corporate reorganization, company arrangement, civil rehabilitation, special liquidation, moratorium, readjustment of debt, appointment of a conservator, trustee or receiver, or similar debtor relief.

“Board” is defined in Section SECTION 3.3. (c)(i).

“Business Day” means a day on which the commercial banks located in Hong Kong are open for regular business.

“Change of Control” is defined in Section SECTION 3.3. (c).

“China Niceview” is defined in the Recitals. “

Company” is defined in Section SECTION 3.3.

“Corporate Transaction” is defined in Section SECTION 3.3. (c)(iii).

“Effective Date” is defined in the Preamble.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). “Exchange Act” is defined in Section SECTION 3.3. (c)(i).

“Exchange Agreement” is defined in the Recitals.

“Exchange Shares” is defined in the Recitals.

“Exchange Transaction” is defined in the Recitals.

“Exercise Date” is defined in Section SECTION 1.3.

“Exercise Notice” is defined in Section SECTION 1.3.

“Expiration Date” is defined in Section SECTION 1.2.

“GAAP” means generally accepted accounting principles consistently applied during the relevant period.

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-Governmental Body of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Grantor” is defined in the Preamble.

“Incumbent Board” is defined in Section SECTION 3.3. (c)(i).

“Law” means any national, federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Option Period” is defined in Section SECTION 1.2.

“Option Price” is defined in Section SECTION 1.4. (a).

“Option Right” is defined in Section SECTION 1.1.

“Option Shares” is defined in Section SECTION 1.1.

“Optionee” is defined in the Preamble.

“Outstanding Common Stock” is defined in Section SECTION 3.3. (c)(i).

“Outstanding Voting Securities” is defined in Section SECTION 3.3. (c)(i).

“Party” and “Parties” are defined in the Preamble to this Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, except as used in 0, where its meaning is defined in Section SECTION 3.3. (c)(i).

“Registration Statement Effective Date” is defined in Section SECTION 1.2.

“Shell Company” is defined in the Recitals.

“US GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“WFOE” is defined in the Recitals.

“Wise Winning” is defined in the Preamble.

EXHIBIT B
FORM OF OPTION EXERCISE NOTICE

[Date]

[________________] (the “Grantor”)
[________________]
[________________]
Attention: [_______]

Re:	Option Agreement dated [ • ] (the “Option Agreement”), between Honghai Zhang (the “Optionee”) and Shiyong Fan (the “Grantor”)

Dear Sir:

In accordance with Section 1.4 of the Option Agreement, the Optionee hereby provides this notice of exercise of the Option Right in the manner specified below:

(a)	The Optionee hereby exercises its Option Right with respect to the Option Shares pursuant to the Option Agreement.

(b)	The Optionee will pay the sum of US$____________to the Grantor.

(d)	Pursuant to this exercise, the Grantor will deliver to _______________the Option Shares in accordance with the instructions attached hereto.

Dated: _______________, ______

_____________________________________
Honghai Zhang